CONFIDENTIAL

                                    AGREEMENT

Agreement (this "Agreement") dated January 4, 2008 between JANA Partners LLC, a Delaware limited liability company ("JANA", "we" or "us") on behalf of funds and accounts under its management and control and Sandell Asset Management Corp., a Delaware corporation ("Sandell"), relating to investments in and activities related to CNET Networks, Inc. ("CNET").

DESIGNATED
INVESTMENTS:        For investments in CNET ("Designated  Investments")  made by funds,  accounts  or other  affiliated  entities  managed by
                    Sandell  or  its  affiliates  (each  a  "Sandell  Fund"  and collectively  the "Sandell  Funds")  during the term of this agreement Sandell agrees to hold such investment  (excluding the  exercise of options to promptly  purchase  longer-dated options or any other  closing out of a  derivative  position followed  by  the  prompt  creation  of  another  investment position) until the earlier of (i) the disposition of all or a  portion  of the  consolidated  Designated  Investment  by funds, accounts or other affiliated entities managed by JANA or its affiliates  (each a "JANA Fund" and  collectively the
                    "JANA Funds"),  other than pursuant to the Option  Agreement
                    (the   "Option   Agreement")   between   JANA  and  Velocity
                    Interactive Management  ("Velocity") dated December 23, 2007
                    (provided that if the applicable JANA Fund or JANA Funds dispose of less than all of such Designated Investment, other than pursuant to the Option Agreement, the Sandell
                    Funds may sell pro rata together with the parties to the Amended and Restated Agreement, as defined below, and JANA will provide Sandell with reasonable advance notice so that they may do so), (ii) the commencement of CNET's next annual meeting of shareholders and (iii) the date that JANA notifies any Sandell or publicly announces that it has ceased to pursue or continue the making of any proposals to CNET regarding the conduct of its business or related matters or the conduct of any proxy contest involving CNET, in each case following the commencement of such efforts if so commenced, provided that Sandell may continue to hold such investment beyond such period.

                    With respect to any such investments, Sandell will consult with JANA and provide necessary information so that we may comply with any applicable disclosure or other obligations which may result from such investment. JANA shall prepare and complete any required disclosures including all regulatory filings related thereto or may request that Sandell prepare and complete such disclosures separately. Sandell agrees that no Sandell Fund will invest in any security or option or derivative related to such security following such consultation if JANA so requests, provided that such request is reasonably based upon applicable regulatory considerations, disclosures or restrictions.

COMMUNICATIONS:     All public statements, regulatory filings or communications, contacts with management and related activity  including the conduct of any proxy  contest  with  respect to CNET will be made and conducted by JANA following reasonable consultation with  Sandell and the  parties to the  Amended and  Restated
                    Agreement, as defined below, other than JANA. JANA will seek
                    Sandell's   input  with   respect   to  all  such   matters.
                    Notwithstanding   anything


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                    herein  to  the  contrary,   the   consultation   and  input
                    provisions of this paragraph shall only be applicable to Sandell should it purchase CNET shares.

EXPENSES:           Except as  otherwise  provided  herein,  each party shall be responsible for paying all of its own costs and expenses incurred in connection with the transactions contemplated by this agreement. Notwithstanding the foregoing, Sandell shall reimburse the parties to the Amended and Restated Agreement dated December 23, 2007 among JANA, CT-100 Holdings, LLC,
                    ("CT-100") an entity formed and controlled by Spark Capital, L.P. and its affiliates ("Spark"), Alex Interactive Media,
                    LLC ("AIM"),  Paul Gardi ("Gardi") and Velocity  Interactive
                    Management,  LLC  ("Velocity")  (the  "Amended  and Restated
                    Agreement"), for (i) the portion of the Profit Participation
                    (as defined in the Amended and Restated Agreement) paid by certain parties under the Amended and Restated Agreement which is equal to (x) the percentage of CNET stock or other derivative securities held by the Sandell Funds out of the total amount held by the Sandell Funds and the parties to the Amended and Restated Agreement (calculated using the greatest number of shares or derivative securities held by Sandell and each party during the term of the Amended and Restated Agreement, as applicable) multiplied by (y) the Profit Participation and (ii) the portion of all reasonable out-of-pocket third party expenses related to any proxy contest with respect to CNET (including, without limitation, filing fees, proxy advisory and printing expenses) and any related litigation paid by certain parties under the Amended and Restated Agreement (the "Proxy Expenses") which is equal to (x) the percentage of CNET stock or other derivative securities held by the Sandell Funds out of the total amount held by the Sandell Funds and the parties to the Amended and Restated Agreement (calculated using the greatest number of shares or derivative securities held by Sandell and each party during the term of the Amended and Restated Agreement, as applicable) multiplied by (y) the Proxy Expenses.

NOTICES: Notices to JANA shall be delivered to JANA Partners LLC, 200 Park Avenue, Suite 3300, New York, New York 10166, Attn:
                    General Counsel. Notices to Sandell will be delivered to Sandell Asset Management Corp., 40 West 57th Street, New York, NY 10019, Attn: General Counsel.

MISCELLANEOUS:      This  agreement  may be  amended  only  by an  agreement  in writing  signed by the parties.  The agreement  contains the entire  agreement  between the parties  with  respect to the subject  matter of this  agreement and  supersedes all prior agreements and understandings,  oral or written, between the
                    parties  with   respect  to  the  subject   matter  of  this
                    agreement.  The  provisions  of this  section  will  survive
                    termination  of  this  agreement.   This  agreement  may  be
                    executed in counterparts, each of which shall constitute an original.

                    The parties each hereby irrevocably consent to the jurisdiction of the courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this agreement and agree that any action instituted under this agreement shall be brought only in the state courts of the State of New York. This agreement shall be governed by and its

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                    provisions  construed  in  accordance  with  the laws of the
                    State of New York, as applied to contracts between New York residents entered into and to be performed entirely within New York.

                    Nothing in this agreement shall be construed as creating a joint venture, partnership or agency relationship or taxable entity between or among the parties hereto.

FURTHER ASSURANCES: Each  party   shall,   and  shall  cause  their   respective
                    affiliates to, at the reasonable request of another party, cooperate with such party by furnishing additional information, executing and delivering additional documents and instruments and undertaking such additional actions as may be reasonably requested by such other parties or its counsel to consummate the transactions contemplated by this agreement, including executing any documents required to be filed by the parties hereto pursuant to any applicable securities laws.

TERM: Except as otherwise provided herein with respect to particular provisions, this agreement shall survive until the earlier of (i) the disposition of all or a portion of the consolidated Designated Investment by the applicable JANA Fund or JANA Funds, (ii) three months following CNET's next annual meeting of shareholders and (iii) the date that JANA notifies any other party or publicly announces that it has ceased to pursue or continue the making of any proposals to CNET regarding the conduct of its business or related matters or the conduct of any proxy contest involving CNET, in each case following the commencement of such efforts if so commenced.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS  WHEREOF,  this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

JANA PARTNERS LLC



By:  /s/ Barry Rosenstein
     ---------------------
Name:  Barry Rosenstein
Title: Managing Partner


SANDELL ASSET MANAGEMENT CORP.



By:  /s/ Thomas Sandell
     -------------------
Name:  Thomas Sandell
Title: Chief Executive Officer





















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